Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of BBN Corporation (formerly Bolt Beranek and Newman Inc.) on Form S-8
(File No. 33-31385) of our report dated December 1, 1995, on our audits of the statement of net assets available for plan benefits of the Bolt Beranek and Newman Inc. Retirement Trust as of June 30, 1995 and 1994 and related statement of changes in net assets available for plan benefits for the year ended June 30, 1995, which is included on Form 11-K.


                                              COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
December 20, 1995